Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2006 relating to the consolidated financial statements for the year-ended September 30, 2005, which appear in Trimax Corporation’s 10-KSB.

/s/ Walker & Company
Walker & Company
Chartered Accountants Professional Corporation
Markham, Canada
January 9, 2007